Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Liberty Interactive Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Interactive Corporation of our reports dated March 1, 2018, with respect to the consolidated balance sheets of Liberty Interactive Corporation as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive earnings (loss), cash flows, and equity for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Liberty Interactive Corporation.

Our report dated March 1, 2018, on the effectiveness of internal control over financial reporting as of December 31, 2017, contains an explanatory paragraph that states that Liberty Interactive Corporation acquired HSN, Inc. during 2017, and management excluded from its assessment of the effectiveness of Liberty Interactive Corporation’s internal control over financial reporting as of December 31, 2017, HSN, Inc.’s internal control over financial reporting associated with total assets of $3,011 million and total revenues of zero included in the consolidated financial statements of Liberty Interactive Corporation and subsidiaries as of and for the year ended December 31, 2017. Our audit of internal control over financial reporting of Liberty Interactive Corporation also excluded an evaluation of the internal control over financial reporting of HSN, Inc.

Description	Registration Statement No.	Description
S-8	333-134114	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-134115	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-142626	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171192	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-171193	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-172512	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-176989	Liberty Media 401(k) Savings Plan
S-8	333-177840	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)
S-8	333-177841	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-177842	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-184901	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)

S-8	333-184905	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)
S-8	333-184904	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (amended and restated as of December 17, 2015)
S-8	333-184902	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-184903	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-183434	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended

S-8	333-183433	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-183432	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333‑183253	Liberty Media 401(k) Savings Plan
S-8	333-201010	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended
S-8	333-202436	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-204879	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-207326	zulily, inc. 2009 Equity Incentive Plan and zulily, inc. 2013 Equity Plan
S-8	333-209872	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-210662	Liberty Interactive Corporation 2012 Incentive Plan (Amended and Restated as of March 31, 2015)
S-8	333-214681	Liberty Interactive Corporation 2016 Omnibus Incentive Plan
S-8	333-222062	Liberty Interactive Corporation 2016 Omnibus Incentive Plan
S-8	333-222344	HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan and HSN, Inc. 2017 Omnibus Incentive Plan

/s/ KPMG LLP

Denver, Colorado
March 1, 2018